EXHIBIT 5.1

FORM OF OPINION OF WHITE & CASE LLP

[LETTERHEAD OF WHITE & CASE LLP]

[                        ], 2003

First Advantage Corporation
805 Executive Center Drive West
St. Petersburg, Florida 33702

Ladies and Gentlemen:

We have acted as special counsel to First Advantage Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Company common stock, par value $.001 per share (the “Shares”), to be issued in the mergers (the “Mergers”) referred to in the Agreement and Plan of Merger, dated as of December 13, 2002, and any amendments thereto prior to the date hereof (the “Merger Agreement”), among The First American Corporation, US SEARCH.com Inc., the Company and Stockholm Seven Merger Corp.

For the purposes of rendering this opinion, we have examined originals or photostatic copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and Bylaws of the Company, as currently in effect, (c) the Merger Agreement, (d) the First Amended and Restated Certificate of Incorporation of the Company that will be in effect at the Effective Time (as defined in the Merger Agreement) and (e) such other documents, agreements, records, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate.

In our examination, we have assumed (a) the genuineness of all signatures and the authenticity of all documents submitted to us as originals and (b) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have assumed that such parties had all requisite power and authority to execute and deliver all documents, agreements, records and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such documents, agreements, records and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion is limited to applicable provisions of the Delaware General Corporation Law (the “DGCL”). We express no opinion with respect to the laws of any other jurisdiction or with respect to the qualification of the Shares under the securities or blue sky laws of the United States, any state thereof, or any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Mergers and, upon consummation of the Mergers and the effectiveness of the amendments to the Certificate of Incorporation of the Company as provided for in the Merger Agreement, the issuance of the Shares and the delivery of proper stock certificates therefor in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the heading “Legal Matters” in the proxy statement/prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder. This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the undersigned.

Very truly yours,